After recordation, this instrument
should be returned to:

Kenneth E. Podell, Esq.
Aid Association for Lutherans
4321 North Ballard Road
Appleton, WI  54919

              INDEMNITY DEED OF TRUST AND SECURITY AGREEMENT


                             IN THE AMOUNT OF


                                $6,000,000


                                   FROM


                    HENDERSON"S WHARF BALTIMORE, L.P.,
                                as Grantor,


                                    TO


                  ALAN P. VOLLMANN AND GREGORY B. NUCCI,
                                as Trustee,


                            FOR THE BENEFIT OF


                      AID ASSOCIATION FOR LUTHERANS,
                         a Wisconsin corporation,
                              as Beneficiary.



                      Dated as of February 27, 1996
              INDEMNITY DEED OF TRUST AND SECURITY AGREEMENT


     This Indemnity Deed of Trust and Security Agreement ("Deed of Trust") is made and entered into as of the ____ day of February, 1996, from HENDERSON"S WHARF BALTIMORE. L.P. ("Grantor"), a Delaware limited partnership, to ALAN P. VOLLMANN and GREGORY B. NUCCI, either of whom may act (together, "Trustee"), for the benefit of AID ASSOCIATION FOR LUTHERANS, a Wisconsin corporation ("Beneficiary"):

A.   Recitals.

     1. Beneficiary made a loan (the "Loan") in the amount of $6,000,000.00 to Historic Preservation Properties 1990 L.P. Tax Credit Fund, a Delaware limited partnership ("Borrower"), as evidenced by a Deed of Trust Note ("Note") of even date, in the aggregate principal sum of Six Million Dollars ($6,000,000), both principal and interest of the Note being payable at the office of Beneficiary as more specifically set forth therein. As a condition of making the Loan, Beneficiary required that Grantor execute and deliver a certain Guaranty (the "Guaranty") of even date. Grantor is not primarily liable for the Loan, but has agreed to guaranty repayment of the amounts due under the Note pursuant to the terms of the Guaranty.

     2. Grantor and Beneficiary desire and intend that the Note be secured by, among other things, (1) this Deed of Trust; (2) Assignment of Rents and Leases, (3) Financing Statements; and (4) other and sundry documents and agreements. This Deed of Trust and all other documents and agreements given as security for the Guaranty or the Note are referred to collectively as the "Loan Documents" and singularly as a "Loan Document."

B.   Granting Clause.

     To secure the payment of the principal, interest, and premium, if any, on the Guaranty and to secure the performance by Grantor of each and every term, covenant, agreement and condition contained in the Guaranty and the Loan Documents, Grantor does hereby mortgage, convey, and grant, with general warranty of title, to Trustee, in trust for the benefit of Beneficiary, its successors and assigns, forever, in fee simple, with power of sale, to have and to hold all and singular, in the following described properties:

     1. The real estate ("Land") described and set forth in Exhibit A which is attached to and hereby made a part of this Deed of Trust;

     2. All right, title, and interest of Grantor, now or at any time hereafter existing, in and to all highways, roads, streets, alleys and other public and private thoroughfares, bordering on or adjacent to the Land, together with all right, title, and interest of Grantor to the Land lying within such highways, roads, streets, alleys, and other public thoroughfares and all heretofore or hereafter vacated highways, roads, streets, alleys and public and private thoroughfares and all strips and gores adjoining or within the Land or any part thereof;

     3. All buildings, structures, improvements, plants, works, and fixtures now or at any time hereafter located on the Land and, without any further act, all articles of personal property now or hereafter owned by Grantor used in connection with the Land and such buildings, structures, improvements, plants, works and fixtures, all extensions, additions, betterments, substitutions, and replacements thereof;

     4. All rights, privileges, permits, licenses, easements, consents, tenements, hereditaments, and appurtenances now or at any time hereafter belonging to or in any wise appertaining to the Land or to any property now or at any time hereafter comprising a part of the property subject to this Deed of Trust; and all right, title and interest of Grantor, whether now or at any time hereafter existing, in all reversions and remainder to the Land and such other property, and all rents, income, issues, profits, royalties, and revenues derived from or belonging to such Land and other property subject to this Deed of Trust or any part thereof;

     5. Any and all proceeds of the conversion, whether voluntary or involuntary, of all or any part of the Land and other property and interests subject to this Deed of Trust into cash or liquidated claims, including without limitation by reason of specification, proceeds of insurance and condemnation awards;

     6. All causes of action and recoveries for any damage, loss or diminution in value of the property; and

     7. All other personal property identified in Exhibit B set forth hereto and, without limiting the generality of the foregoing, a security interest in all of Grantor"s present and future "fixtures," "equipment," "general intangibles," "contract rights," and "accounts receivable" (as said quoted terms are defined in or encompassed by the Uniform Commercial Code of the State of Maryland).

     Any reference herein to the "Premises" shall be deemed to apply to the above-described Land and all other property, interests and items covered by this Granting Clause, unless the context shall require otherwise. Any reference herein to the "Collateral" shall be deemed to apply to personalty located on the Premises.

C.   Warranties.

     Grantor hereby warrants to and covenants with Beneficiary, its successors and assigns, that:

     1. Grantor has good and indefeasible title to the Premises in fee simple, free and clear of all liens, charges, and encumbrances whatever except those specifically set forth in the lender"s title insurance policy delivered to Beneficiary with this Deed of Trust which have been approved in writing by Beneficiary (the "Permitted Encumbrances");

     2. Grantor has the full right and authority to execute and deliver to Beneficiary the Note and the Loan Documents;

     3. Grantor has taken all action required by law or otherwise necessary to make the Note and Loan Documents the valid, binding, and legal obligations of Grantor;

     4. The lien and security interest created by this Deed of Trust are and will be kept a first lien and security interest upon the Premises, except for the Permitted Encumbrances, and Grantor will forever warrant and defend the same to Beneficiary, its successors and assigns, against any and all claims and demands whatever; and

     5. Grantor is a business or commercial organization within the meaning of Sections 12-101(c) and 12-103(e) of the Commercial Law Article of the Annotated Code of Maryland and further represents and warrants that the Loan was made and transacted solely for the purpose of carrying on or acquiring a business or commercial investment.

     Provided always, and upon the express condition that if all of the principal, interest and premium, if any, on the Note shall be paid and discharged in accordance with the terms and conditions therein contained, and if all other agreements and obligations of Grantor under the Guaranty, the Loan Documents, and all other agreements between Grantor and Beneficiary, whether now or at any time hereafter existing, shall be discharged in accordance with the terms and conditions therein and herein expressed, then these presents to be void, otherwise this Deed of Trust to remain in full force and effect.

                                 ARTICLE I

                           COVENANTS OF GRANTOR


     Grantor does hereby covenant and agree with Beneficiary, its successors and assigns, as follows:

     1.1 Payment. Grantor shall duly and punctually pay the principal, interest, and premium, if any, on the Guaranty hereby secured, when and as the same shall become due and payable in accordance with the terms thereof, and shall duly and punctually perform and observe all of the terms, covenants, and conditions to be performed or observed by Grantor in the Guaranty and the Loan Documents.

     1.2 Security. All of the Premises shall stand as security for the Guaranty and for the performance or observance by Grantor of the terms, covenants, and agreements to be performed or observed by Grantor in the Guaranty, the Loan Documents, and all other agreements between Grantor and Beneficiary, whether now or at any time hereafter existing, and the lien and security interest hereof, subject only to the exceptions herein noted, is and shall be a valid and continuing first lien and security interest upon all of the Premises. From time to time upon the request by Beneficiary, Grantor shall, at its expense, execute and deliver such supplemental mortgages, security agreements, additional assignments of leases and any further conveyances and instruments as may, in the reasonable opinion of Beneficiary, be necessary or desirable in order to effectuate, continue and preserve the lien and security interest created by this Deed of Trust and the Loan Documents and the priority thereof upon all the Premises and to make subject to the lien hereof any property hereafter to be subjected to the lien of this Deed of Trust.

     1.3 Negative Covenants. So long as any indebtedness secured hereby remains unpaid, Grantor covenants and agrees with Beneficiary that it will not, directly or indirectly, without the prior written consent of Beneficiary:

          Liens. Create, permit to exist, or assume any mortgage, pledge, or other lien or encumbrance upon the Premises or any part thereof or any interest therein other than (1) the Deed of Trust lien and security interest of Beneficiary created by the Loan Documents; and (2) the Permitted Encumbrances, or

          Dispositions. Sell, transfer, assign, convey, or otherwise dispose of or permit the sale, transfer, assignment, conveyance or other disposition of in any manner, whether voluntarily or involuntarily, by operation of the law or otherwise, the Premises or any part thereof or any interest therein. For purposes of this subparagraph, a sale of the Premises shall mean (1) any transfer or other alteration in any interest which any member, general partner or shareholder, specifically including Terrence P. Sullivan, holds (directly or indirectly) in Grantor or in any entity which holds an interest in Grantor, including any transfer of any membership interests, general partnership interests or controlling shares of any limited liability company, partnership or corporate Grantor (except a corporate trustee) to any person or persons other than those holding such interests or shares (i) on the date this Deed of Trust is executed with regard to any limited liability company, partnership or corporate Grantor, or (ii) on the date of a permitted assignment of the beneficial interest in Grantor, with regard to a successor limited liability company, partnership or corporate Grantor in the event of such a permitted assignment; (2) any termination of limited liability company, partnership or corporate existence by any partnership or corporate Grantor; and (3) any grant of an option to purchase, an installment sales contract or land contract.

          Notwithstanding the foregoing paragraph, transfers resulting from the death or incapacity of Terrence P. Sullivan are permitted upon written consent of Beneficiary, which consent shall not be unreasonably withheld and upon the payment of a One Thousand and No/100 Dollars ($1,000.00) review fee to Beneficiary and the payment of all fees and expenses incurred by Beneficiary or its counsel, and upon delivery to Beneficiary of all documents required by Beneficiary to maintain all of Beneficiary"s security under any Loan Documents or other security related to the Note.

          1.4 Affirmative Covenants. So long as all or any part of the principal, interest, premium, or any other amount due Beneficiary under the Note, the Guaranty, any of the Loan Documents or any other agreement between Grantor and Beneficiary whether now or at any time hereafter existing, remains outstanding and unpaid, Grantor hereby further covenants and agrees that it shall:

          Property Taxes. Pay and discharge all taxes, assessments and governmental charges of every character lawfully imposed upon the Premises, and Grantor shall not suffer any of the Premises to be sold or forfeited for any tax, special assessment, governmental charge or claim whatsoever. Promptly following payment of taxes, assessments and governmental impositions upon the Premises, Grantor shall deliver to Beneficiary a copy of the bill therefor showing payment thereof.

          Liens. Pay and discharge all claims for labor, materials, or supplies, which if unpaid, might by law become a lien or charge against the Premises.

          Mortgage Taxes. Pay and discharge all taxes, assessments, and governmental charges of every character whatever that may be levied upon or on account of this Deed of Trust or the indebtedness secured hereby whether levied against Grantor or otherwise. In the event payment by grantor of any tax, assessment or charge referred to in the foregoing sentence would result in the payment of interest in excess of the rate permitted by law, then Beneficiary may, at its option, (i) declare the entire principal balance of the indebtedness secured hereby, together with interest thereon, to be due and payable immediately, without notice, or (ii) pay that amount or portion of such tax, assessment or governmental charge as renders payment of the balance thereof by Grantor not in excess of the interest rate permitted by law, in which event the Grantor shall pay the balance of such tax, assessment or governmental charge.

          Deposits. Pay to the Beneficiary monthly, in addition to each payment required under the Note, a sum equivalent to one-twelfth (1/12) of the amount estimated by Beneficiary to be sufficient to enable Beneficiary to pay, at least thirty (30) days before they become due, all taxes, assessments and other similar charges levied against the Premises.

     Beneficiary. shall not be required to hold such sums in segregated accounts, and no interest shall be payable by Beneficiary to Grantor with respect to any amounts paid by Grantor pursuant to this subparagraph. Upon demand by Beneficiary, Grantor shall deliver and pay over to Beneficiary such additional sums as are necessary to satisfy any deficiency in the amount necessary to enable Beneficiary to fully pay any of the items hereinabove mentioned before the same become due. In the event of an Event of Default (as hereinafter defined), or any default by Grantor in the performance of any terms, covenants, or conditions contained herein, in the Guaranty, or in any of the Loan Documents, Beneficiary may apply against the indebtedness secured hereby, in such manner as Beneficiary may determine, any funds of Grantor then held by Beneficiary under this subparagraph. In the event of a sale of the Premises, any funds on deposit with Beneficiary automatically, and without the necessity of further notice or written assignment, shall be transferred and held thereafter for the account of the new owner to be applied in accordance with this paragraph; provided, however, no sale of the Premises shall be made subject to this Deed of Trust without Grantor first obtaining the prior written consent of Beneficiary as herein required.

          Maintenance, Waste, Use. Maintain, preserve, and keep the Premises and all parts thereof, in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals and replacements thereto so as at all times to maintain the efficiency thereof. Grantor shall abstain from and will not suffer the commission of waste on the Premises and will promptly notify Beneficiary in writing of the occurrence of any loss or damage to the Premises. Grantor shall not materially alter the buildings, improvements, fixtures, equipment, machinery or other property now or hereafter upon the Land comprising the Premises, or remove the same therefrom, or permit any tenant or other person to do so, without the written consent of Beneficiary. Grantor will, at its sole cost and expense, promptly remove, or cause the removal of, any and all hazardous or toxic substances or wastes or solid wastes or the effects thereof at any time identified as being on, in, under, or affecting the Premises which in the sole and absolute judgment of Beneficiary lessen the value of the Premises. Grantor will not permit any portion of the Premises to be used for any unlawful purpose or for any purpose other than that for which the same is now being used or intended to be used, as represented in writing by Grantor to Beneficiary. Grantor will comply promptly with all laws, statutes, ordinances, regulations, rules and orders of all public authorities having jurisdiction thereof and with all covenants, agreements and restrictions relating to the Premises or the use, occupancy and maintenance thereof. Beneficiary shall have the right at any time, and from time to time, to enter the Premises for the purpose of inspecting the same. Nonpayment of any taxes, assessments or other governmental charges levied or assessed upon the Premises, or any part thereof, shall constitute waste.

          Survey of Independent Inspector. Allow the Beneficiary, at any time and from time to time, based on a good faith reason or purpose, to engage an independent inspector to survey the adequacy of the maintenance of the Premises. If such maintenance is found to be inadequate, such inspector shall determine the estimated cost of such repairs and replacements necessary to protect and preserve the rentability and useability of the said Premises. In such event, at the option of the Beneficiary and within fifteen (15) days after written demand therefor, a sum equal to the amount of such estimated cost shall thereupon become due and payable by Grantor to be applied upon the indebtedness unless within such period Grantor, at its own cost and expense, shall have completed or shall have commenced and thereafter with diligence, completes such repairs and replacements. In such event, the Grantor shall also reimburse the Beneficiary the cost of such survey, the same being secured hereby. If the survey determines such maintenance to be adequate, then the cost therefor shall be at the expense of Beneficiary.

          Conduct of Business. Do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and all licenses, rights, and privileges necessary for the conduct of its business and comply with all valid and applicable statutes, laws, rules, and regulations.

          Insurance. Grantor shall keep the Premises insured against loss or damage by fire, tornado, windstorm and extended coverage perils and such other hazards as may reasonably be required by Beneficiary, for the full replacement value, including without limitation on the generality of the foregoing, war damage insurance whenever in the opinion of Beneficiary such protection is necessary and is available from an agency of the United States of America. Grantor shall also provide liability insurance with such limits for personal injury and death and property damage as Beneficiary may require in the minimum amount of Two Million and No/100 Dollars ($2,000,000.00). Grantor shall also procure and keep in force with responsible insurers, insurance in such amounts as may be determined by Beneficiary to cover loss, total or partial, of rentals and other revenues derived from the Premises for a period of at least twelve (12) months as required by Beneficiary in the minimum amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00). All policies of insurance to be furnished hereunder shall be in forms and amounts satisfactory to Beneficiary, with A+, A or A- rated companies that have a financial size of X or better as shown in a current Best"s Key Rating Guide (or comparable guide book acceptable to Beneficiary if Best"s should become unavailable), with the New York standard mortgagee clause endorsement attached to all policies in favor of and in form satisfactory to Beneficiary, including a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without thirty (30) days" prior written notice to Beneficiary.
     Grantor shall deliver all policies, including additional and renewal policies, together with evidence of payment of premiums thereon, to Beneficiary, and in the case of insurance about to expire, shall deliver renewal policies not less than thirty (30) days" prior to their respective dates of expiration.

          Adjustment of Losses with Insurer and Application of Proceeds of Insurance. Give immediate notice to Beneficiary in the event of any loss or damage covered by insurance required to be carried hereunder. Beneficiary may thereupon make proof of such loss or damage, if the same is not promptly made by Grantor. All proceeds of insurance, in the event of such loss or damage, shall be payable to Beneficiary and any affected insurance company is authorized and directed to make payment thereof directly to Beneficiary. Beneficiary is authorized and empowered to settle, adjust, or compromise any claims for loss, damage, or destruction, under any such policy or policies of insurance. Beneficiary shall give written notice within a reasonable time to Grantor of any such adjustment or compromise. The power granted hereby shall be deemed to be coupled with an interest and to be irrevocable.

          In the event of damage or destruction if (a) there is projected net annual income from the Premises from (x) the leases for the residential units remaining in full force and effect after such damage or destruction plus (y) projected net annual income from the anticipated operations of the Inn at Henderson"s Wharf, a condominium unit at the Premises, after reconstruction thereof, based upon historical occupancy levels in an amount not greater than seventy percent (70%), as determined by Beneficiary in its sole and absolute, but reasonable discretion, equal to or greater than one hundred twenty percent (120%) of the sum of the annual principal and interest payments of the Note, the annual taxes and assessments and the insurance premiums, (b) during the period of repair, there is sufficient rental income including rental abatement insurance which is sufficient to pay scheduled principal and interest payments on the Note and sufficient to comply with the other provisions of this section, (c) the insurance proceeds are insufficient to pay off the outstanding balance of the Note, (d) restoration and repair is reasonably estimated to be concluded at least three (3) months prior to the maturity of the Note or at least three (3) months prior to any date the Note may be called due and payable, (e) the insurers do not deny liability as to the insureds, and (f) there is no breach or default under the terms of the Note, the Guaranty or the Loan Documents, such proceeds, after deducting therefrom any expenses incurred in the collection thereof, shall be used to reimburse Grantor for the cost of the rebuilding or restoration of buildings or improvements on said Premises. The buildings and improvements shall be so restored or rebuilt as to be of at least equal value and substantially the same character as prior to such damage or destruction. In the event Grantor is entitled to reimbursement out of insurance proceeds, such proceeds shall be made available, from time to time, upon Beneficiary being furnished with satisfactory evidence of the estimated cost of completion thereof and with such architect"s certificates, waivers of lien, contractors" sworn statements and other evidence of cost and of payments as Beneficiary may reasonably require and approve. If the estimated cost of the work exceeds One Hundred Thousand Dollars ($100,000) Beneficiary shall also be furnished with all plans and specifications for such rebuilding or restoration as the Beneficiary may reasonably require and approve. No payment made prior to the final completion of the work shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of said proceeds remaining in the hands of Beneficiary shall be at least sufficient to pay for the cost of completion of the work free and clear of liens. If the amount of such insurance proceeds is insufficient to cover the cost of building or restoration, Grantor shall pay such cost in excess of the insurance proceeds before being entitled to any reimbursement out of the insurance proceeds. Any surplus which may remain out of the insurance proceeds after payment of such cost of repair or rebuilding shall, at the option of Beneficiary, be applied on account of the indebtedness secured hereby (whether then due or not). In the event Grantor is not entitled to reimbursement out of such proceeds, then, at the option of the Beneficiary, such proceeds shall be applied without prepayment premium in payment or reduction of the indebtedness secured hereby, whether due or not.

          Financial Statements. Deliver without expense to Beneficiary, within ninety (90) days after the end of each Grantor"s fiscal year, copies of a detailed statement of income and expenses of Grantor, Borrower and the Premises containing a balance sheet as at the close of such fiscal year and an income statement for such fiscal year, which shall be in the form and contain information of the type customary in businesses of the kind conducted by Grantor and shall be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and shall be in reasonable detail and be certified by Grantor and Borrower. Such financial statements shall include a current rent roll of the Premises, certified by Grantor, showing, with respect to each tenant, the name of the tenant, the space occupied, the date and term of such lease, the amount of annual rental, percentage rental (if any) and additional rental, and all renewal, purchase and termination options. Where the leases require tenants to furnish financial statements, Grantor shall cause similar financial statements to be furnished to Beneficiary for all such tenants of the Premises, or any portion thereof, and all guarantors of any lease(s) of the Premises, or any portion thereof. Grantor shall deliver to Beneficiary, with reasonable promptness, such other data and information as Beneficiary may reasonably request.

          Payment of Obligations. Pay all sums, the failure to pay which may result in the imposition of a lien, charge or encumbrance on all or any portion of the Premises or which may result in conferring upon a tenant of any part of the Premises a right to recover such sums as prepaid rent or to deduct such sums from future rental payments.

          Operation of Premises. At all times operate the Premises in a sound and efficient manner and not acquire any fixtures, equipment, furnishings or other property covered, or intended to be covered, by the Loan Documents subject to any lien, charge or encumbrance taking precedence over the lien of this Deed of Trust.

          Further Instruments. Execute, acknowledge, deliver, and cause to be recorded or filed in the manner and place required by any present or future law any instrument that may be requested by Beneficiary, to publish notice, protect or continue the lien of the Loan Documents or the interest of Beneficiary in the Premises, and Grantor will pay or cause to be paid (i) all filing and recording taxes and fees incident to each filing and recording, (ii) all expenses incurred by Beneficiary in connection with the preparation,execution, and acknowledgement of all such instruments, other taxes, duties, imposts, assessments, and charges arising out of or in connection with the execution and delivery of such instruments.

          Compliance with Agreements. Perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Grantor under the Guaranty, the Loan
     Documents and all other agreements now or at any time hereafter existing between Grantor and Beneficiary.

          Lessee Deposits. Hold in trust, in a manner approved by Beneficiary, all sums received by Grantor from any firm, corporation, person, or persons as security for the performance of the terms, covenants, or conditions contained in any lease or agreement for the use or occupancy of the Premises or any part thereof.

          Compliance with Leases. Promptly observe and perform all covenants, conditions, and agreements contained in any lease or leases or other agreements now or hereafter affecting or relating to the Premises, or any portion thereof, on the part of the Grantor to be observed and performed; enforce the observance and performance of all covenants, conditions, and agreements by other parties to such leases and agreements; not accept any prepayment of rent or any installments of rent under such leases for more than one (1) month in advance; furnish to Beneficiary a copy of such lease or agreement, forthwith upon its execution; and do or cause to be done all things necessary to preserve, intact and unencumbered, any and all easements, appurtenances, and other interests and rights in favor of or constituting any portion of the Premises. It is understood and agreed that all rents deriving from or arising from the Premises received by Grantor are to be held by Grantor as a trust fund to be used first for payments required and due under the Note and/or Guaranty and legitimate operating expenses of the Premises and any excess may be retained by Grantor.

          Restoration. If any of the Premises shall be damaged or destroyed, in whole or in part, by fire or other casualty or by taking in condemnation proceedings or the exercise of any right of eminent domain, then promptly restore, replace, or rebuild the same to as nearly as possible the value, quality, and condition, they were in immediately prior to such fire or other casualty or taking, with such alterations or changes as may be approved in writing by Beneficiary, provided, however, if Beneficiary has no obligation under the insurance portion of this Section 1.4 to make insurance or condemnation proceeds available for such purpose, and Beneficiary does not otherwise elect to make any such proceeds so available, Grantor"s obligations under this restoration provision shall not include the obligation referred to above but only an obligation to make such repairs as are necessary to make the remaining undamaged portion of such improvements (if any) useable for their intended purpose.

          Property Management. Any management company involved with the management of the Premises and any management contracts relating to the Premises (and any amendments thereto) must be acceptable to Beneficiary in its sole discretion. Any management agreement shall provide that it shall be terminable upon not more than thirty (30) days" notice at Beneficiary"s option in the event of an occurrence of an Event of Default and be subordinate to Beneficiary"s rights under the Note, the Guaranty and Loan Documents, and the management agreement shall so provide.

     1.5 Anti-forfeiture. Grantor hereby represents and warrants to Beneficiary that there has not been committed by Grantor or any other person involved with the Premises any act or omission affording the federal government or any state or local government the right of forfeiture as against the Premises or any part thereof or any monies paid in performance of Grantor"s obligations under the Guaranty or under any of the other Loan Documents.Grantor hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. In furtherance thereof, Grantor hereby indemnifies Beneficiary and agrees to defend and hold Beneficiary harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the warranties and representations set forth in this
Section 1.5. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Grantor, Beneficiary or all or any part of the Premises under any federal or state law for which forfeiture of the Premises or any part thereof or of any monies paid in performance of Grantor"s obligations under the Loan Documents is a potential result, shall, at the election of Beneficiary, constitute an Event of Default hereunder without notice or opportunity to cure.

     1.6 Americans with Disabilities Act. Except as disclosed in the existing building inspection report dated May 20, 1995, a true and complete copy of which has been delivered to Beneficiary, Grantor hereby represents to Beneficiary that the Premises are in compliance with the Americans with Disabilities Act (the "ADA Act") and all regulations promulgated thereunder. Grantor hereby covenants and agrees not to permit, commit or suffer to exist any condition which might result in a violation to the ADA Act, and if any such condition should occur to immediately remedy any such condition. Grantor hereby indemnifies and agrees to defend and hold Beneficiary harmless from and against any loss, cost or damage by reason of the breach of the covenants, agreements and indemnities set forth in this Section 1.6.

     1.7 Cure of Grantor"s Default. If Grantor shall fail to comply with any of the terms, covenants, and agreements contained herein or in the Guaranty or any of the Loan Documents, then Beneficiary may (but shall not be obligated to do so) without further demand upon Grantor and without waiving or releasing Grantor from any such obligation, remedy such default for the account of Grantor. Grantor agrees to repay, upon demand by beneficiary, all sums advanced by Beneficiary to remedy such default, together with interest at the rate at which interest accrues on amounts due under the Note after the same become due. All such sums, together with interest as aforesaid, shall become additional indebtedness secured by the Deed of Trust. No such payment by Beneficiary shall be deemed to relieve Grantor from any default hereunder.

     Beneficiary is hereby authorized, in the place and stead of Grantor, relating to taxes, assessments, water rents and charges, sewer rents and charges and other governmental or municipal charges, fines, impositions or liens asserted against the Premises to make such payments according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Relating to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim or charge, Beneficiary, acting reasonably, shall be the sole judge of the legality or validity of same. Beneficiary may do so whenever, in its judgment and discretion, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this instrument.

     1.8 Condominium. Grantor will faithfully, promptly and diligently take all steps necessary, appropriate and advisable in order to (i) maintain in effect the condominium created pursuant to the Declaration, (ii) comply with all applicable laws, rules and regulations of all federal, state and local agencies having jurisdiction and the following requirements:

          (a) None of the condominium documents shall, during the term of this Deed of Trust, be altered, amended, supplemented, terminated, surrendered, released, cancelled or annulled, without the prior written consent of Beneficiary in each instance. Grantor shall provide to Beneficiary copies of all documents and information deemed necessary by Beneficiary for its evaluation of such request, including, without limitation, the approvals of any governmental agencies having jurisdiction. Beneficiary may condition its consent on receipt of a legal opinion, in form and substance satisfactory to Beneficiary, that the condominium documents comply with the requirements of the laws of the jurisdiction in which the Premises are located and all rules and regulations issued pursuant thereto. Grantor shall reimburse Beneficiary for the reasonable fees and disbursements of Beneficiary"s counsel in connection with the review and approval of such documents.

          (b) At such time as all applicable requirements of this Section have been satisfied and Beneficiary approves the amendments to the condominium documents, Beneficiary shall instruct Trustee to join in and consent to such documents and/or by appropriate instrument subordinate the lien of this Deed of Trust thereto.

          (c)  Grantor shall provide an endorsement to
     Beneficiary"s title insurance policy insuring the lien of this Deed of Trust to reflect the recordation of the amendment(s) to the condominium documents and to date down the policy and the condominium endorsement to a date subsequent to the recording of said documents.

          (d) Grantor without the prior written consent of Beneficiary in each instance, shall not vote or cause its vote to be made or any other act to be taken at any meeting of the council of co-owners of the condominium, that would in any manner alter or affect the condominium, the condominium plat, Declaration, bylaws, or other condominium documents, or which, in connection with any matter other than a matter of ordinary maintenance or operation, may result in a charge or assessment or lien against the units in the condominium. Grantor shall notify Beneficiary, from time to time, of all matters of which Grantor has received notice, or with respect to which Grantor has been placed on inquiry, which indicates that a default has occurred or may occur or is threatened under the condominium plat, Declaration, bylaws or other condominium documents, and in such event, Grantor shall do all things necessary to cure such default. Grantor shall promptly deliver to Beneficiary a correct and complete copy of any notice of default received by Grantor with respect to any of its obligations under the laws of the jurisdiction in which the Premises are located.
     In the event of any such default, (A) Beneficiary shall have the same rights and privileges which the owner of a unit has by virtue of the laws of the jurisdiction in which the Premises are located as though Beneficiary were in fact a unit owner, including, without limitation, all voting rights accruing to such a unit owner; (B) Beneficiary may exercise any and all of said rights; (C) while any such default continues, Grantor hereby nominates and appoints Beneficiary irrevocably as Grantor"s proxy to vote and, as Grantor"s agent, to act with respect to all such rights; and (D) written notice of any such default from Beneficiary to the board of directors of the council of owners administering the condominium shall be deemed conclusive as to such right of Beneficiary to vote and to exercise all such rights.

          (e) All of the provisions of this Section shall be deemed to be covenants and warranties of Grantor, and the failure of Grantor to comply strictly with all such requirements shall be deemed to be a default hereunder, and shall entitle Beneficiary, and Trustee at the direction of Beneficiary, to exercise all of the rights and privileges provided for herein in respect of any default hereunder, including, without limitation, the right, in the place and stead of Grantor, to take any and all actions which Grantor, as fee owner of the Premises, would have the right by law to take relative to maintaining the condominium, marketing and selling the units, and conveying title thereto; and said right to take any and all such action shall be deemed to be necessary, advisable and proper to conserve the Premises.

          (f) As further security for the payment of the indebtedness and the performance of the obligations, covenants and agreements secured hereby, Grantor hereby transfers, sets over and assigns to Trustee all rights, options, and privileges of Grantor in connection with the submission of the Premises to the horizontal property regime and all rights, options and privileges expressly or impliedly reserved or granted to Grantor under the condominium plat, the Declaration, the bylaws of the council of owners and the other condominium documents, and all rights, options and privileges granted to Grantor under applicable laws of the jurisdiction in which the Premises are located, together with all of the proceeds of all of the foregoing; reserving to Grantor, however, so long as Grantor is not in default hereunder, the right to exercise any and all such rights, options and privileges as aforesaid, subject to and in accordance with the terms, conditions and requirements of this Deed of Trust. In no event shall Trustee or Beneficiary (or any successor to Beneficiary by foreclosure or deed in lieu of foreclosure) be liable as declarant under the condominium documents unless and until Beneficiary has elected such status by written notice to all other unit owners of the condominium.


                                ARTICLE II

                        EVENTS OF DEFAULT: REMEDIES


     2.1 Events of Default; Acceleration. If any one or more of the following events (hereinafter defined and designated as "Events of Default") shall occur:

          (a)  an Event of Default as defined in the Note;

          (b) a failure in the payment of all or any other sum under the Guaranty, this Deed of Trust or in any other agreement between Grantor and Beneficiary, whether now or at any time hereafter existing, within ten (10) days of its due date; or

          (c) any warranty or material representation in the Note, the Guaranty, this Deed of Trust, or in any material statement or certificate furnished pursuant to any of the foregoing, shall be false, misleading or inaccurate; or

          (d) a failure in the due observance or performance of any other covenant, condition, or agreement to be observed or performed pursuant to the provisions of the Guaranty, the Loan Documents, or in any other agreement between Grantor and Beneficiary, whether now or at any time hereafter existing and such failure is not cured by the performance so required, and the remediation of any consequences the delay in such performance may have caused, within fifteen (15) days after notice of such failure is given to Grantor, provided, however, any failure shall be deemed an Event of Default upon the occurrence thereof (for which no notice shall be required and no cure period shall be available to Grantor) if such failure
     (i) is the third to occur within any period of twelve (12) consecutive months (and notice of the first two failures has been sent to Grantor), regardless of whether the same or different failures are involved and notwithstanding that Grantor may have cured within any applicable cure period any previous failures occurring within such twelve (12) month period, or (ii) in the reasonable discretion of Beneficiary, constitutes or creates a clear and present emergency or threat to property described in this Deed of Trust or the lien or security interest created in any of the Loan Documents. In the event the fifteen (15) day cure period applies to a failure under this subparagraph (d) and such failure cannot, in the sole discretion of Beneficiary, reasonably be cured within said fifteen (15) day period, Grantor shall have an additional thirty (30) days to cure such failure so long as Grantor is diligently pursuing said cure. In no event shall the cure period exceed the total of forty-five (45) days; or

          (e) any judgment shall be recovered against Grantor or any attachment or other court process shall issue, which shall become or create a lien upon the Premises or any part thereof and such judgment, attachment or other court process shall not be discharged or effectually secured or execution thereon stayed within sixty (60) days from the entry thereof;

then and in any such case, Beneficiary may accelerate the Note as provided therein and, by written notice to Grantor, demand payment in full under the Guaranty to be forthwith due and payable, and upon such declaration, the principal, together with interest accrued thereon and to the extent permitted by law, any premium which is then payable on the Note upon a prepayment of principal, shall become due and payable by Guarantor under the terms of the Guaranty, anything in this Deed of Trust or in the Note to the contrary notwithstanding.

     Grantor declares that, upon the occurrence of any Event of Default (A) Grantor does assent to the passing of a decree for the sale of the Premises or any portion thereof in accordance with the Real Property Article of the Code of Public General Laws of Maryland and subtitle W of the Maryland Rules, and any additions or supplements thereto, and (B) Beneficiary, Trustee, or such other person or entity designated by Beneficiary, shall have the power to and may sell the Premises at public auction. Any such public auction may be adjourned by Trustee by announcement at the time and place appointed for such sale or for such adjourned sale(s),and, without further notice or publication, such sale may be made at the time and place to which same shall be so adjourned. Upon the completion of any sale, Trustee shall execute and deliver to the purchaser(s) a good and sufficient deed of conveyance, or assignment and transfer, lawfully conveying, assigning and transferring the property sold. The receipt of Trustee, after payment to them of such purchase money, shall be full and sufficient discharge of any purchaser(s) of the Premises, sold as aforesaid for the purchase money, and no such purchaser(s), or its representatives, grantees, or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money. Upon any sale made under or by virtue of this Deed of Trust, Beneficiary shall be a competent bidder at such sale.

     2.2 Receiver. It is expressly understood and agreed by Grantor that, at any time after an Event of Default, Beneficiary shall be entitled to as a matter of right, without notice and without giving bond to Grantor, or anyone claiming under it, without regard to the solvency or insolvency of Grantor or any person liable for any indebtedness hereby secured or to the value of the Premises or occupancy hereof as a homestead, to have itself appointed as a "Mortgagee in Possession" or have a receiver appointed of all or any part of the Premises and of the earnings, income, rents, issues, and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and Grantor does hereby irrevocably consent to such appointment.

     2.3 Possession by Beneficiary. Upon the happening of an Event of Default, then and in every such case Beneficiary, either itself or by its agents or attorneys, may, in its discretion, enter upon and take possession of the Premises, or any part or parts thereof, and may exclude Grantor and its agents and employees wholly therefrom, and having and holding the same, Beneficiary may use, operate, manage, and control the Premises or any part thereof, and conduct the business thereof, either personally or by superintendents, managers, agents, employees and attorneys, and from time to time, by purchase, repair or construction, may maintain and restore and may insure and keep insured, the buildings, structures, improvements, fixtures, and other property, real and personal, comprising the Premises. After paying the expense of operating the Premises, including a reasonable commission, Beneficiary shall apply the moneys arising therefrom to the amount then due on the Note.

     2.4 Sale by Beneficiary. Any real estate or any interest or estate therein sold pursuant to the terms of this Deed of Trust or any court order or decree obtained pursuant to the Deed of Trust shall be sold in one parcel, as an entirety, or in such parcels and in such manner or order as Beneficiary, in its sole discretion, may elect, to the maximum extent permitted by the laws of the state in which the Premises are situated.

     2.5 Purchase by Beneficiary. In the case of any sale of the Premises pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Deed of Trust, Beneficiary, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Guaranty and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced and unpaid hereunder, in order that there may be credited as paid on the purchase price the sum then due under the Guaranty including principal and interest thereon and all other sums with interest, advanced and unpaid hereunder. Specifically, but not as a limitation, on foreclosure of this Deed of Trust there shall be included in the computation of the amount due the amount of a reasonable fee for legal services (including, without limitation, the allocated costs for services of Beneficiary"s in-house counsel) rendered to the Beneficiary in connection with in the foreclosure proceedings and other collection efforts, including the reasonable costs of an environmental audit of the Premises, an engineering report, as well as costs of title evidence, appraisals and all disbursements, allowances, and costs provided by law.

     2.6 Payment of Indebtedness and Other Expenses. In any case in which Beneficiary has the right to sell the Premises or to institute foreclosure proceedings, Grantor agrees to pay to the Beneficiary the whole amount then due and payable thereon for interest and principal and, to the extent permitted by law, premium, if any, with interest on overdue principal and interest at the rate specified in the Note from the date the same become payable whether by lapse of time, acceleration or otherwise. In the event Beneficiary commences any proceeding to foreclose this Deed of Trust or any other suit in equity, action at law or other appropriate proceeding to enforce its rights under the Guaranty or any of the Loan Documents, Grantor covenants and agrees to pay to Beneficiary all costs and expenses (including actual attorneys" fees) paid or incurred by Beneficiary in connection therewith, which costs and expenses may be included in any judgment in Beneficiary"s favor in any such suit, action or proceeding.

     2.7 Trustee"s Commissions. Upon foreclosure, Trustee shall be entitled to retain as compensation a commission not exceeding one percent (1%) of the proceeds of sale on foreclosure, less any amounts paid to Trustee pursuant to the following sentence. Immediately upon the first insertion of an advertisement of any sale of the Premises, or any part thereof, under this Deed of Trust, there shall be and become due and owing by Grantor, a one-half of one percent (.5%) commission on the total amount of the indebtedness, and Beneficiary shall not be required to receive the principal and interest only of the indebtedness in satisfaction thereof, but said sale may be proceeded with unless, prior to the day appointed therefor, tender is made of said principal, interest, commissions and all expenses and costs incident to such sale.

     2.8 Remedies Cumulative. No remedy herein conferred upon or otherwise available to Beneficiary is intended to be or shall be construed to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder and under any of the Loan Documents and now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power, or shall be construed to be a waiver of any such default, or an acquiescence therein; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of the indebtedness secured under this Deed of Trust operate to prejudice, waive or affect the security of this Deed of Trust or any rights, powers or remedies hereunder; nor shall Beneficiary be required to first look to, enforce, or exhaust any such other or additional security, collateral, or guaranty.

     2.9 Waiver of Rights. To the extent that such rights may then be lawfully waived, Grantor hereby covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, (i) any stay or extension or moratorium law now or at any time hereafter in force; (ii) any law now or hereafter in force providing for the valuation or appraisement of the Premises or any part thereof prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction; (iii) any law now or at any time hereafter made or enacted granting a right to redeem the property so sold or any part thereof; and (iv) any right to trial by jury of any claim or issue arising hereunder or in connection herewith. To the extent permitted by law, Grantor expressly waives for itself and on behalf of each and every person acquiring any interest in or title to the Premises or any part thereof, subsequent to the date of this Deed of Trust, all benefit and advantage of any such law or laws; and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Beneficiary, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

     2.10 Indulgences by Beneficiary. In the event that Beneficiary (a) grants any extension of time or forbearance with respect to the payment of any indebtedness secured by this Deed of Trust; (b) takes other or additional security for the payment thereof; (c) waives or fails to exercise any right granted herein or under the Note, the Guaranty or any of the Loan Documents; (d) grants any release, with or without consideration, of the whole or any part of the security held for the payment of the debt secured hereby or the release of any person liable for payment of such debt; (e) amends or modifies in any respect any of the terms and provisions hereof or of the Note (including substitution of another note(s)) or any of the Loan Documents; then and in any such event, such act or omission to act shall not, unless otherwise agreed in writing by Beneficiary, release Grantor, or any co-makers, sureties, guarantors, shareholders, under any covenant of the Note or any Loan Document, nor preclude Beneficiary from exercising any right, power, or privilege herein granted or intended to be granted in the event of any other default then made or any subsequent default or Event of Default, and without in any way impairing or affecting the lien or priority of this Deed of Trust or of any Loan Document.

     2.11 Application of Proceeds. The proceeds of any sale or sales of the Premises or any part thereof pursuant to this Article II shall be applied in the following order:

          (a) To the payment of all costs of the sale and the foreclosure proceedings, including, without limitation, Trustee"s fees, actual attorneys" fees and the cost of title searches, abstracts, surveys, engineering reports, appraisals and environmental investigations;

          (b) To the payment of all other expenses of Beneficiary, including, without limitation, all moneys expended by Beneficiary and all other amounts payable by Grantor to Beneficiary hereunder or under the Loan Documents, with interest thereon; and all taxes, assessments or liens superior to the lien thereof;

         (c) To the payment of the principal, interest and premium, if any, on the Guaranty;

          (d) To the payment of any other sums owed by Grantor to Beneficiary; and

          (e) To the payment of the surplus, if any, to Grantor or to whomsoever shall be entitled thereto.

     2.12 Abandonment of Proceedings. In case Beneficiary shall have proceeded to enforce any right under this Deed of Trust by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, Grantor and Beneficiary shall be restored to their former positions and rights hereunder with respect to the Premises subject to the lien hereof.

     2.13 Partial Payments. Acceptance by Beneficiary of any payment which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of Beneficiary"s right to demand payment of the balance due, or any other rights of the Beneficiary at that time or any subsequent time.

     2.14 Tender of Payment After Acceleration. In case, after legal proceedings are instituted to foreclose the lien of this Deed of Trust, tender is made of the entire indebtedness due hereunder, Beneficiary shall be entitled to reimbursement for expenses incurred in connection with legal proceedings, including such expenditures as are enumerated above, and if the Note provides for a "prepayment privilege fee" at the time tender of payment is made, then the amount necessary to pay the loan in full shall include the prepayment privilege fee in addition to all expenses, and such expenses and prepayment privilege fee shall be so much additional indebtedness secured by this Deed of Trust, and no such suit or proceedings shall be dismissed or otherwise disposed of until such fees, expenses, and charges shall have been paid in full.

                                ARTICLE III

                  POSSESSION AND RELEASE OF THE PREMISES


     3.1 Release and Replacement of Equipment. Grantor may, without obtaining any release from Beneficiary, sell or otherwise dispose of, free from the lien of this Deed of Trust, any of the Premises described in Paragraph (3) of the Granting Clause hereof which may have become obsolete, inadequate, worn out, or otherwise unsuitable or unnecessary for use in connection with the Premises, provided, however, that Grantor shall have theretofore and since the date hereof acquired replacements therefor (in such manner as shall extend to Beneficiary a first lien or security interest therein) which, while not being necessarily of the same character, will be of comparable value and efficiency. Grantor shall have the right to finance the acquisition of any new personal property it acquires in connection with the operation of the Premises only with the prior written consent of Beneficiary, which consent shall not be unreasonably withheld provided that the new personal property being acquired does not effectively replace any personal property theretofore unencumbered other than by this Deed of Trust.

     3.2 Condemnation. If all or any part of the Premises is damaged, taken, or acquired, either temporarily or permanently, in any condemnation proceeding, by exercise of the right of eminent domain, by sale in lieu of condemnation or eminent domain, or by the alteration of the grade of any street affecting the said Premises, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the then remaining unpaid indebtedness secured hereby, is hereby assigned to Beneficiary, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Grantor, and the same shall be paid forthwith to Beneficiary. Any award or payment so received by Beneficiary may,at the option of Beneficiary, be retained and applied, in whole or in part, to the indebtedness secured hereby (whether or not then due and payable), in such manner as Beneficiary may determine except as specifically limited hereinafter, or released, in whole or in part, to Grantor for the purpose of altering, restoring, or rebuilding any remaining part of the Premises which may have been altered, damaged, or destroyed as the result of such taking, alteration, or proceeding, but Beneficiary shall not be obligated to see to the application of any amounts so released. Any applicable prepayment fee which results from the application of the award to the prepayment of the indebtedness shall be paid as part of the award and not in addition thereto. Until such time as such award or other payment is actually received by Beneficiary and applied to the indebtedness secured hereby and Beneficiary has agreed in writing to a reduction of the monthly payments, Grantor shall continue paying the constant monthly payment for principal and interest on the unpaid principal balance of the Note at the rate of interest therein specified.

     3.3 Satisfaction of Deed of Trust. Whenever Grantor shall pay or cause to be paid the entire principal, interest and premium, if any, due and to become due upon the Guaranty, and shall have performed and observed all of the terms, covenants, and conditions by it to be performed or observed under the Guaranty, this Deed of Trust, and all other agreements now or at any time hereafter existing between Grantor and Beneficiary, then and in such event the Premises shall revert to Grantor; and Beneficiary or Trustee (at Beneficiary"s direction) shall forthwith execute and deliver to Grantor an appropriate instrument of release, satisfaction and discharge.


                                ARTICLE IV

                            SECURITY AGREEMENT


     This Deed of Trust is hereby deemed to be as well a Security
Agreement for the purpose of creating hereby a security interest securing the indebtedness. Without derogating any of the provisions of this Deed of Trust, Grantor by this Deed of
Trust:

          (a) grants to Beneficiary a security interest in all of the Grantor"s right, title and interest in and to all Collateral and fixtures, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with the Premises. The proceeds of said Collateral and fixtures are intended to be secured hereby; however, such intent shall never constitute an express or implied consent on the part of Beneficiary to the sale of any or all Collateral or fixtures;

          (b) agrees that the security interest hereby granted by this Deed of Trust shall secure the payment of the indebtedness specifically described and shall also secure payment of any future debt or advancement owing by Grantor to Beneficiary with respect to the Premises;

          (c) agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Collateral or fixtures or any of Grantor"s right, title or interest therein without first securing Beneficiary"s written consent unless such Collateral or fixture is replaced with Collateral or fixtures of comparable value and efficiency (in such manner as shall extend to Beneficiary a first lien or security interest therein); and Beneficiary may, at its sole option, require Grantor to apply the proceeds from the disposition of Collateral or fixtures in reduction of the indebtedness secured hereby;

          (d) agrees that if Grantor"s rights in the Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of Beneficiary, such transfer constitutes an Event of Default by Grantor under the terms of this Deed of Trust;

          (e) agrees that upon or after the occurrence of any Event of Default hereunder, Beneficiary may, with or without notice to Grantor, exercise its rights to declare all indebtedness secured by the security interest created hereby immediately due and payable, in which case Beneficiary shall have all rights and remedies granted by law and more particularly the Uniform Commercial Code as enacted in the State of Maryland, including, but not limited to, the right to take possession of the Collateral, and for this purpose may enter upon any premises on which any or all of the Collateral is situated without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate said Collateral or remove it therefrom. Beneficiary shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition, and to sell at public or private sales or otherwise dispose of, lease or utilize the Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, to the extent permitted by law, thereby incurred by Beneficiary and toward payment of Grantor"s obligations including the Note and all other indebtedness described in this Deed of Trust, in such order and manner as Beneficiary may elect. To the extent permitted by law, Grantor expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of a debtor or formalities prescribed by law relative to a sale or disposition of the Collateral or to exercise any other right or remedy existing after default hereunder; and to the extent any notice is required and cannot be waived Grantor agrees that if such notice is deposited for mailing, postage prepaid, certified mail, to Grantor at the address designated in
     Section 5.4 hereof at least fifteen (15) days before the time of sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirements for giving of said notice;

          (f) agrees, to the extent permitted by law and without limiting any rights and privileges herein granted to Beneficiary, that Beneficiary may dispose of any or all of the Collateral at the same time and place upon giving the same notice provided for in this Deed of Trust, and in the same manner as provided under the terms and conditions of this Deed of Trust; and

          (g) authorizes Beneficiary to file, in the jurisdiction where this Deed of Trust will be given effect, financing statements including renewal or confirmation thereof, covering the Collateral; and at the request of Beneficiary, Grantor will join Beneficiary in executing one or more such financing statements including amendment, renewal or confirmation thereof, pursuant to the Uniform Commercial Code as enacted in the State of Maryland in a form satisfactory to Beneficiary, and will pay the cost of filing the same in all public offices at any time and from time to time wherever Beneficiary deems filing or recording of any financing statements including renewal or confirmation thereof or of this instrument to be desirable or necessary.


                                 ARTICLE V

                               MISCELLANEOUS

     5.1 Severability. If any term, covenant, or condition of the Note or any Loan Document, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of the Note, and the Loan Documents, and the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of the Note and the Loan Documents shall be valid and be enforced to the fullest extent permitted by law.

     5.2 Counterparts. This Deed of Trust may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     5.3 Subrogation. Beneficiary shall be subrogated to all liens, although released of record, which are paid out of the proceeds of the Note or other indebtedness secured by this Deed of Trust.

     5.4 Notices. Whenever in this Deed of Trust it shall be required or permitted that notice be given by any party to the other, such notice shall be in writing, and any notice so sent shall be deemed to have been given on the date that the same is deposited in the United States mail, postage prepaid. Notices shall be addressed to Beneficiary at 4321 North Ballard Road, Appleton, Wisconsin 54919, Attention Investment Division, and to the Grantor at c/o Claremont Management Corp., Batterymarch Park II, Quincy, Massachusetts 02169with a copy to Richard Rubin, Esq., Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., 27th Floor, Commerce Place, One South Street, Baltimore, Maryland 21202 or at such other address as either party may from time to time designate in writing in lieu thereof.

     5.5 Change in Taxation of Mortgages. In the event of the passage, after the date of this Deed of Trust, of any law deducting from the value of the real property comprising the Premises, for the purpose of taxation, any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Beneficiary, then in such event, Grantor shall bear and pay the full amount of such taxes, provided, however, that if for any reason payment by Grantor of any such taxes would be unlawful, or if the payment thereof would constitute usury or render the loan or indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Note, the Deed of Trust or otherwise, Beneficiary may, at its option, declare the whole sum secured by this Deed of Trust with interest thereon to be immediately due and payable, without a prepayment fee, or Beneficiary may, at its option, pay that amount or portion of such taxes as renders the loan or indebtedness secured hereby unlawful or usurious, in which event Grantor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said taxes.

     5.6 No Excess Interest. If any charge in the nature of interest provided for herein, in the Note, or in any instrument evidencing indebtedness secured hereby shall result, because of the monthly reduction of principal or for any reason at any time during the life of the Note, in an effective rate of interest which, for any month, transcends the limit of the usury or any other law(s) applicable to the loan evidenced by the Note, then all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement of notice between or by any party hereto, be applied upon principal immediately upon receipt of such moneys by the holder of the Note, with the same force and effect as if the Grantor had specifically designated such extra sums to be so applied to principal and the holder of the Note had agreed to accept such extra payment(s) as a premium-free prepayment. In no event shall any agreed to or actual exaction as consideration for the loan evidenced by the Note transcend the limits imposed or provided by the law applicable to this transaction for the use or detention of money or for the forbearance in seeking its collection.

     5.7 Waivers by Grantor. To the fullest extent permitted by applicable law, Grantor, for itself, its successors and assigns, and each and every person with any interest in the Premises, or any part thereof, whether now owned or hereafter acquired, hereby waives notice of maturity, demand, presentment for payment, diligence in collection, and notice of non-payment and protest; hereby consents and agrees to any extension of time, whether one or more, for the payment thereof and/or to any and all renewals thereof; and hereby consents and agrees that Beneficiary may amend the terms thereof, may release all or any part of the security for the payment thereof, and may release any party liable for the payment thereof, without, in any event, affecting the terms or effect of this Deed of Trust or the obligations or liabilities hereunder of Grantor, its successors or assigns, or any person with any interest in the Premises, or any part thereof, whether now owned or hereafter acquired.

     5.8 Additional Instruments. Grantor, from time to time, within fifteen (15) days after request by Beneficiary, shall execute, acknowledge, and deliver to Beneficiary such mortgages, chattel mortgages, security agreements, or other similar security instruments, in form and substance satisfactory to Beneficiary, covering all property of any kind, whatsoever, owned by Grantor or in which Grantor may have any interest which, in the sole opinion of Beneficiary, is essential to the operation of the property covered by this Deed of Trust. Neither a request so made by Beneficiary, nor the failure of Beneficiary to make such a request, shall be construed as a release of such property, or any part thereof, from the lien of this Deed of Trust, it being understood and agreed that this covenant and any such chattel mortgage, security agreement, or other similar security instrument, delivered to Beneficiary, are cumulative and given as additional security.

     5.9 Applicable Law. This Deed of Trust shall be interpreted in accordance with and, in all respects, governed by the internal laws of the State of Maryland.

     5.10 Expenses of Beneficiary.

          (a) If Beneficiary is made a party to any suit or proceeding by reason of the interest of Beneficiary in the Premises, or if the Guaranty or any Loan Document is placed in the hands of an attorney or attorneys to defend or enforce any rights of Beneficiary, then Grantor shall reimburse Beneficiary for all costs and expenses, including by way of representation only, actual attorneys" fees, travel and lodging expenses, recording fees, incurred by Beneficiary in connection therewith. All amounts incurred by Beneficiary hereunder shall be secured hereby and shall be due and payable by Grantor to Beneficiary forthwith on demand, with interest thereon at the rate at which interest accrues on amounts due under the Note after the same became due.

          (b) In the event Grantor initiates any request to Beneficiary for (a) changes to this Deed of Trust or any collateral documents thereto, (b) releases of any part of the Premises or other property upon which a security interest has been given to secure the indebtedness, or (c) any other waivers, opinions or other documentary changes (other than a satisfaction or assignment of the Deed of Trust at maturity or in connection with a permitted prepayment), then Grantor shall reimburse Beneficiary for any actual legal fees and expenses incurred by Beneficiary in connection with the preparation and review of such documentation. The need for legal review and preparation of documentation shall be in the unrestricted discretion of Beneficiary.

     5.11 Successors of Grantor. In the event of the sale or transfer of all or any part of the Premises, by operation of law or otherwise and regardless of whether or not such sale or transfer constitutes an Event of Default, Beneficiary is authorized and empowered to deal with the transferee with reference to this deed of Trust, the Premises, or the debt secured hereby, or with reference to any of the terms or conditions contained herein, as fully and to the same extent as it might deal with Grantor and without in any way releasing or discharging any liabilities of Grantor hereunder or under the Note or the Loan Documents.

     5.12 Estoppel Certificates. Grantor, upon request of Beneficiary, shall, from time to time, certify to Beneficiary or to any proposed assignee of this Deed of Trust, by an instrument in form satisfactory to Beneficiary, duly acknowledged, the amount then owing on the sums secured hereby and the date on which interest hereon has been paid and whether any offsets or defenses exist against payment thereof or performance of any obligation of Grantor under the Guaranty, this Deed of Trust, or any of the Loan Documents, within ten (10) days. Beneficiary and any proposed assignee of this Deed of Trust shall have the right to rely on any such certification.

     5.13 Amendment. Neither this Deed of Trust nor any term, covenant, or condition contained herein may be amended, modified, or terminated, except by an agreement in writing, signed by the party against whom enforcement of the amendment, modification, or termination is sought.

     5.14 Construction. By execution of this Deed of Trust, Grantor acknowledges both parties having participated in the drafting of the document, the parties agree that the Note, this Deed of Trust, and the Loan Documents shall be construed without regard to any presumption or rule requiring construction against the party causing such instruments to be drafted. The headings and captions contained in this Deed of Trust are solely for convenience of reference and shall not affect its interpretation. All terms and words used in this Deed of Trust, whether singular or plural and regardless of the gender thereof, shall be deemed to include any other number and any other gender as the context may require.

     5.15 Receipt by Grantor. Grantor hereby acknowledges that a full, true, and complete copy of this Deed of Trust (including Exhibits A and B hereto) was delivered to and received by it on the date of actual execution hereof by Grantor, as set forth below.

     5.16 Substitution of Trustee.

          (a) Beneficiary shall have the irrevocable power, to be exercised at any time or times hereafter and with or without cause for any reason whatsoever, to substitute a trustee or trustees in place of Trustee herein named, by an instrument in writing duly executed, acknowledged and recorded among the land records of the jurisdiction where the Premises are located; and when such instrument is so recorded, all the estate of Trustee thus superseded shall terminate and all the right, title and interest of Trustee hereunder shall be vested in the trustee or trustees named as its successor, and such successor trustee or trustees shall have the same powers, rights and duties which Trustee so superseded had under this Deed of Trust. The exercise of this right to appoint a successor trustee, no matter how often exercised, shall not be deemed an exhaustion of said right. Irrespective of whether Trustee consists of one or more persons or entities, Beneficiary may name one or more persons or entities as successor trustee as Beneficiary may determine.

          (b) Trustee shall have the right to resign as trustee hereunder at any time upon not less than ten (10) days" prior written notice to Grantor and Beneficiary, in which event Beneficiary shall exercise the right to appoint a successor trustee pursuant to paragraph (a) of this Section before such resignation becomes effective.

     5.17 Authorization Regarding Trustee. Trustee may act hereunder and may sell and convey the Premises, or any part thereof, although said Trustee has been, may now be, or is hereafter the attorneys or agents of Beneficiary with respect to the loan, or with respect to any other matter or business whatsoever, and Grantor and Beneficiary hereby irrevocably waive any conflict of interest which may arise from any such relationship between Trustee and Beneficiary. Trustee shall not be required to take any action toward the execution and enforcement of this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in the opinion of Trustee such action will be likely to involve Trustee in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all costs, expenses and liabilities arising therefrom.

     5.18 Standard of Conduct of Trustee; Indemnification.
Trustee, by acceptance hereof, hereby covenants faithfully to erform and fulfill the trusts herein created; provided, however, that Trustee shall be liable hereunder only for gross negligence, willful misconduct or bad faith. In any event, Trustee shall be indemnified and forever held harmless by Beneficiary from all loss or damage of any kind which Trustee may incur in acting as Trustee hereunder, except for such loss or damage as may result from the gross negligence, willful misconduct or bad faith of Trustee.

     5.19 Effective Date. The effective date of this Deed of Trust shall be the date on the first page hereof notwithstanding that this Deed of Trust may have been executed on a date prior to such date.

     5.20 Right to Contest. Grantor shall have the right to contest in good faith the validity or amount of any tax assessment or lien arising from any work performed at or materials furnished to the premises which right, however, is conditional upon (i) such contest having the effect of preventing the collection of the tax, assessment or lien so contested and the sale or forfeiture of the premises or any part thereof or interest therein to satisfy the same, (ii) Grantor giving Beneficiary written notice of its intention to contest the same in a timely manner, which, with respect to any contested tax or assessment, shall mean before any such tax, assessment or lien has been increased by any penalties or costs, and with respect to any contested mechanic"s lien claim, shall mean within thirty (30) days after Grantor receives actual notice of the filing thereof, (iii) Grantor making and thereafter maintaining with Beneficiary or such other depositary as Beneficiary may designate, a deposit of cash (or United States government securities, in discount form, or other security as may, in Beneficiary"s sole discretion, be acceptable to Beneficiary, and in either case having a present value equal to the amount herein specified) in an amount no less than One Hundred Fifty Percent
(150%) of the amount which, in Beneficiary"s reasonable opinion, determined from time to time, shall be sufficient to pay in full such contested tax, assessment or lien and penalties, costs and interest that may become due thereon in the event of a final determination thereof adverse to Grantor or in the event Grantor fails to prosecute such contest as herein required, or in lieu thereof, Grantor providing to Beneficiary title insurance over such matters in form and substance reasonably acceptable to Beneficiary, and (iv) Grantor diligently prosecuting such contest by appropriate legal proceedings. In the event Grantor shall fail to prosecute such contest with reasonable diligence or shall fail to maintain sufficient funds, or other security as aforesaid, on deposit as hereinabove provided, Beneficiary may, at its option, liquidate the securities deposited with Beneficiary, and apply the proceeds thereof and other monies deposited with Beneficiary in payment of, or on account of, such taxes, assessments, or liens or any portion thereof then unpaid, including the payment of all penalties and interest thereon.

          IN WITNESS WHEREOF, Grantor has executed this Indemnity
Deed of Trust and Security Agreement as of the date first aforesaid.


WITNESS:            HENDERSON"S WHARF BALTIMORE L.P.,
                    a Delaware limited partnership

                    By:  HISTORIC PRESERVATION PROPERTIES 1990
                         L.P. TAX CREDIT FUND, general partner

                         By:  BOSTON HISTORIC PARTNERS II LIMITED
                              PARTNERSHIP, its sole general

                              By:  BHP II ADVISORS LIMITED
                              PARTNERSHIP, its sole general
                              partner

                                   By:  PORTFOLIO ADVISORY
                                   SERVICES, INC.



                                   By:   Terrence P.Sullivan
                                         President

                                   and

                                   By:   Terrence P. Sullivan,
                                         General Partner

                    and

                    By:  HENDERSON"S WHARF DEVELOPMENT CORP.,
                         general partner


                         By:  Terrence P. Sullivan
                              President
                         )
                         ) ss:
                         )


          On this the _____ day of February, 1996, before me ____________________, the undersigned officer, personally appeared Terrence P. Sullivan, who acknowledged himself to be a general partner of BHP II Advisors Limited Partnership, the general partner of Boston Historic Partners II Limited Partnership, the general partner of Henderson"s Wharf Baltimore L.P., and executed the forgoing Indemnity Deed of Trust and Security Agreement on behalf of Henderson"s Wharf Baltimore L.P. for the purposes therein contained.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                              ______________________________
                              Notary Public

[SEAL]

My commission expires:

                         )
                         ) ss:
                         )